THIS INSTRUMENT GRANTS A SECURITY INTEREST BY A UTILITY
          THIS INSTRUMENT CONTAINS AFTER ACQUIRED PROPERTY PROVISIONS

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                       OLD DOMINION ELECTRIC COOPERATIVE,
                                    GRANTOR



                                       to



                                 CRESTAR BANK,
                                    TRUSTEE



                       ----------------------------------


                         FOURTH SUPPLEMENTAL INDENTURE

                         Dated as of December 15, 1994


                       ----------------------------------


          Supplemental to the Indenture of Mortgage and Deed of Trust
                            dated as of May 1, 1992





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                 A Mortgage of Both Real and Personal Property

                         FOURTH SUPPLEMENTAL INDENTURE



                  THIS FOURTH SUPPLEMENTAL INDENTURE, dated as of December 15, 1994 (the "Fourth Supplemental Indenture"), between OLD DOMINION ELECTRIC COOPERATIVE, a not-for-profit wholesale power supply cooperative incorporated under the laws of the Commonwealth of Virginia (the "Company"), having its chief executive office at Innsbrook Corporate Center, 4201 Dominion Boulevard, Glen Allen, Virginia 23060, and CRESTAR BANK, a Virginia banking corporation, as trustee (the "Trustee"), having its principal corporate trust office at 919 East Main Street, Richmond, Virginia 23219.

                  WHEREAS, the Company has heretofore executed and delivered an Indenture of Mortgage and Deed of Trust, dated as of May 1, 1992 (herein sometimes called the "Original Indenture", and together with any indentures supplemental thereto, hereinafter sometimes called the "Indenture"), to secure, as provided therein, its bonds (in the Original Indenture and herein called the "Bonds"), to be designated generally as its "First Mortgage Bonds", and to be issued in one or more series as provided in the Original Indenture; and

                  WHEREAS, the Original Indenture was recorded among the land records in the Counties of Halifax, Louisa, Spotsylvania and Orange, Virginia, and a UCC Form 1 concerning the Original Indenture was recorded among the financing statement records at the Virginia State Corporation Commission and the Counties of Henrico, Halifax, Louisa, Spotsylvania and Orange, Virginia; and

                  WHEREAS, the Company has heretofore executed and delivered to the Trustee its First Supplemental Indenture, dated as of August 1, 1992 (hereinafter called the "First Supplemental Indenture"), its Second Supplemental Indenture, dated as of December 1, 1992 (hereinafter called the "Second Supplemental Indenture"), and its Third Supplemental Indenture, dated as of May 1, 1993 (hereinafter caused the "Third Supplemental Indenture"), each of which provided for the creation of a new series of First Mortgage Bonds, and, with respect to the First Supplemental Indenture, which subjected to the lien of the Indenture certain property described therein; and

                  WHEREAS, the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture were recorded among the land records for the Counties of Halifax, Louisa, Spotsylvania and Orange, Virginia and among the financing statement records at the Virginia State Corporation Commission and the Counties of Henrico, Halifax, Louisa, Spotsylvania and Orange, Virginia, which recording offices include all recording offices in which this Fourth Supplemental Indenture will be recorded; and


                  First Mortgage Bonds,                                 $392,375                         0
                  1992 Series B, Due
                  March 15, 1994

                  First Mortgage Bonds                                  $392,376                         0
                  1992 Series B, Due
                  June 15, 1994

                  First Mortgage Bonds,                                 $392,376                         0
                  1992 Series B, Due
                  September 15,  1994

                  First Mortgage Bonds,                                 $392,376                         0
                  1992 Series B, Due
                  December 15, 1994

                  First Mortgage Bonds,                                 $392,375                  $392,375
                  1992 Series B, Due
                  March 15, 1995

                  First Mortgage Bonds,                                 $392,376                  $392,376
                  1992 Series B, Due
                  June 15, 1995

                  First Mortgage Bonds,                                 $392,376                  $392,376
                  1992 Series B, Due
                  September 15, 1995

                  First Mortgage Bonds,                                 $392,376                  $392,376
                  1992 Series B, Due
                  December 15, 1995

                  First Mortgage Bonds,                                 $392,375                  $392,375
                  1992 Series B, Due
                  March 15, 1996

                  First Mortgage Bonds,                                 $392,376                  $392,376
                  1992 Series B, Due
                  June 15, 1996

                  First Mortgage Bonds,                                 $392,376                  $392,376
                  1992 Series B, Due
                  September 15, 1996



                  First Mortgage Bonds,                                 $392,376                  $392,376
                  1992 Series B, Due
                  December 15, 1996


                  4.90% First Mortgage                                $1,025,000                $1,025,000
                  Bonds, 1992 Series C,
                  Due December 1, 1997

                  5.20% First Mortgage                                $1,075,000                $1,075,000
                  Bonds, 1992 Series C,
                  Due December 1, 1998

                  5.40% First Mortgage                                $1,130,000                $1,130,000
                  Bonds, 1992 Series C,
                  Due December 1, 1999

                  5.50% First Mortgage                                $1,190,000                $1,190,000
                  Bonds, 1992 Series C,
                  Due December 1, 2000

                  5.70% First Mortgage                                $1,255,000                $1,255,000
                  Bonds, 1992 Series C,
                  Due December 1, 2001

                  5.90% First Mortgage                                $1,330,000                $1,330,000
                  Bonds, 1992 Series C,
                  Due December 1, 2002

                  6.00% First Mortgage                                $1,405,000                $1,405,000
                  Bonds, 1992 Series C,
                  Due December 1, 2003

                  6.10 % First Mortgage                               $1,495,000                $1,495,000
                  Bonds, 1992 Series C,
                  Due December 1, 2004

                  6.35% First Mortgage                                 $5,060,00                $5,060,000
                  Bonds, 1992 Series C,
                  Due December 1, 2007



                                                         3




                  6.50% First Mortgage                               $10,845,000               $10,845,000
                  Bonds, 1992 Series C,
                  Due December 1, 2012

                  6.00% First Mortgage                               $34,400,000               $34,400,000
                  Bonds, 1992 Series C,
                  Due December 1, 2022

                  7.48% First Mortgage                              $130,000,000              $130,000,000
                  Bonds, 1993 Series A,
                  Due December 1, 2013

                  7.78% First Mortgage                              $120,000,000              $120,000,000
                  Bonds, 1993 Series A,
                  Due December 1, 2023


                  WHEREAS, the Company, as seller, entered into an Asset Purchase Agreement dated November 28, 1994 (the "Asset Purchase Agreement") with Esbelto B.V., a limited liability company organized under the laws of The Netherlands, as purchaser, with respect to certain pollution control facilities constituting a part of the System subject to the lien and security interest of the Indenture, which Asset Purchase Agreement provides, subject to the conditions set forth therein, for the purchase of the pollution control facilities by Esbelto B.V., subject to the lien and security interest of the Indenture, and the lease of the pollution control facilities by the Esbelto B.V. to the Company under a net lease agreement; and

                  WHEREAS, the obligation of the Company to pay basic rent under such lease agreement, as well as all of the purchase price to the Company to reacquire title to the pollution control facilities upon the exercise of a purchase option at the end of the tenth year of the lease term and all, or a substantial part, of the purchase price to reacquire title upon early termination of the lease agreement pursuant to various circumstances set forth in the lease agreement, will be defeased; and

                  WHEREAS, the obligation of Esbelto B.V. to reconvey title free and clear of its interest or those claiming an interest in the pollution control facilities through Esbelto B.V., or to pay damages in an amount equal to the cost to the Company of having good and valid title free of such encumbrances reconveyed to it, will be secured by the execution and delivery of (i) a security agreement between Esbelto B.V. and the Company and (ii) a lessor deed of pledge between Esbelto B.V. and the Company; and

                  WHEREAS, all of the Company's right, title and interest in (i) the lease agreement of such pollution control facilities, (ii) the security agreement between Esbelto B.V. and the Company and (iii) the lessor deed of pledge between Esbelto B.V. and the Company is being assigned to the Trustee as part of the Trust Estate pursuant to this Fourth Supplemental Indenture; and

                  WHEREAS, the Company desires to execute and deliver this Fourth Supplemental Indenture, in accordance with the provisions of the Original Indenture, for the purposes, among others, of (a) further assuring, conveying, mortgaging and assigning unto the Trustee certain additional property acquired by the Company, and (b) providing for the sale of such pollution control facilities to Esbelto E.V., subject to the lien and security interest of the Indenture, and their lease back to the Company; and

                  WHEREAS, Section 13.01 of the Original Indenture provides that, without the consent of the Holders of any of the Bonds at the time Outstanding, the Company, when authorized by a Board Resolution, and the Trustee may enter into Supplemental Indentures for the purposes and subject to the conditions set forth in said Section 13.01, including to make any change in the Indenture that, in the reasonable judgement of the Trustee, will not materially and adversely affect the rights of the Holders; and

                  WHEREAS, all acts and proceedings required by law and by the Restated Articles of Incorporation and Amended and Restated Bylaws of the Company necessary to constitute the Indenture a valid and binding mortgage and deed of trust and security agreement and contract for the security of all of the Bonds, in accordance with its and their terms, have been done and taken; and the execution and delivery of this Fourth Supplemental Indenture has been in all respects duly authorized;

                  NOW, THEREFORE, THIS FOURTH SUPPLEMENTAL INDENTURE WITNESSETH, that, to secure the payment of the principal of (and premium, if any) and interest on the outstanding Secured Bonds, to confirm the lien of the Indenture upon the Trust Estate mentioned therein including all property purchased, constructed or otherwise acquired by the Company since the date of execution of the Original Indenture, to secure performance of the covenants therein and herein contained and to declare the terms and conditions on which the Outstanding Secured Bonds are secured, and in consideration of the premises thereof and hereof, the Company by these presents does grant, bargain, sell, alienate, remise, release, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm to the Trustee, in trust, and hereby grants a security interest in all property, rights, privileges and franchises (other than Excepted Property) of the Company of the character described in the Granting Clauses of the original Indenture, including all such property, rights, privileges and franchises acquired since the date of execution of the Original Indenture, including, without limitation, the Pollution Control Assets Lease, the Security Agreement and the Deed of Pledge and all of those fee and leasehold interests in real property, if any, which may hereafter be constructed or acquired by the Company, but subject to all exceptions, reservations and matters of the character referred to in the Original Indenture, and expressly excepting and excluding from the lien and operation of the Indenture all properties of the character specifically excepted by Subdivisions A through K of "Excepted Property" in the Original Indenture to the extent contemplated thereby, and all property heretofore released or otherwise disposed of pursuant to the provisions of the Original Indenture.

                  PROVIDED, HOWEVER, that (i) if, upon the occurrence of an Event of Default, the Trustee, or any separate trustee or co-trustee appointed under Section 10.14 of the Original Indenture or any receiver appointed pursuant to statutory provision or order of court, shall have entered into possession of all or substantially all of the Trust Estate, all the Excepted Property described or referred to in Subdivisions A through G, inclusive, of "Excepted Property" in the Original Indenture then owned or thereafter acquired by the Company shall immediately, and, in the case of any Excepted Property described or referred to in Subdivisions H through J, inclusive, of "Excepted Property" in the Original Indenture, upon demand of the Trustee or such other trustee or receiver, become subject to the lien of the Indenture to the extent permitted by law, and the Trustee or such other trustee or receiver may, to the extent permitted by law, at the same time likewise take possession thereof, and (ii) whenever all Events of Default shall have been cured and the possession of all or substantially all of the Trust Estate shall have been restored to the Company, such Excepted Property shall again be excepted and excluded from the lien of the Indenture to the extent and otherwise as hereinabove set forth and as set forth in the Indenture.

                  The Company may, however, pursuant to Granting Clause Third of the Original Indenture, subject to the lien of the Indenture any Excepted Property, whereupon the same shall cease to be Excepted Property.

                  TO HAVE AND TO HOLD all said property, rights, privileges and franchises of every kind and description, real, personal or mixed, hereby and hereafter (by Supplemental Indenture or otherwise) granted, bargained, sold, alienated, remised, released, conveyed, assigned, transferred, mortgaged, hypothecated, pledged, set over or confirmed as aforesaid, or intended, agreed or covenanted so to be, together with all the appurtenances thereto appertaining unto the Trustee and its successors and assigns forever.

                  SUBJECT, HOWEVER, to (i) Permitted Encumbrances (as defined in
Section 1.01 of the Original Indenture), (ii) to the extent permitted by Section
14.06 of the Original Indenture, as to property acquired since the date of execution of the Original Indenture, (a) any duly recorded or perfected prior mortgage or other lien that may exist thereon at the date of acquisition thereof by the Company, and (b) purchase money mortgages created by the Company at the time of acquisition thereof, and (iii) defects of title to and encumbrances on property as shown on Exhibit A of the Original Indenture or as described in
Article IV of the First Supplemental Indenture.

                  BUT IN TRUST, NEVERTHELESS, with power of sale, for the equal and proportionate benefit and security of the Holders from time to time of all the Outstanding Secured Bonds without any priority of any such Bond over any other such Bond and for the enforcement of the payment of such Bonds in accordance with their terms.

                  UPON CONDITION that, until the happening of an Event of Default (as defined in Section 1.01 of the Original Indenture) and subject to the provisions of Article Six of the Original Indenture, the Company shall be permitted to possess and use the Trust Estate, except cash, securities and other personal property deposited, or required to be deposited, with the Trustee and to explore for, mine, extract and dispose of coal, ore, gas, oil and other minerals, to harvest standing timber and to receive and use the rents, issues, profits, revenues and other income, products and proceeds of the Trust Estate.

                  AND IT IS HEREBY COVENANTS AND DECLARED that the Trust Estate is to be held and applied by the Trustee, subject to the further covenants, conditions and trusts set forth in the Original Indenture, and the Company does hereby covenant and agree to and with the Trustee, for the equal and proportionate benefit of all Holders of the Bonds as follows:


                                  ARTICLE ONE

                   AMENDMENTS TO ARTICLE ONE OF THE INDENTURE

       SECTION  1.01. AMENDMENTS TO EXISTING DEFINITIONS IN SECTION 1.01.

                  Section 1.01 of the Indenture is amended by amending the definition of "Permitted Encumbrances" set forth therein by deleting the word "or" where it appears at the end of clause (25); replacing the period at the end of clause (26) with "; or"; and by adding the following at the end thereof:

                  "(27) the interest of the Pollution Control Assets Lessor under the Pollution Control Assets Lease Documents and the interests of the Company under the Security Agreement and the interests of the Company in the Deed of Pledge."

                  SECTION 1.02. ADDITIONS TO SECTION 1.01.

                  Section 1.01 of the Indenture is hereby amended by adding thereto the following definitions:

                  "Deed of Pledge" means the Lessor Deed of Pledge dated as of December 30, 1994, between the Pollution Control Assets Lessor and the Company.

                  "Fourth Supplemental Indenture" means the Fourth Supplemental Indenture dated as of December 15, 1994 to the Indenture.

                  "Pollution Control Assets" means those assets described on Exhibit A to the Fourth Supplemental Indenture.

                  "Pollution Control Assets Bill of Sale" means the Limited Warranty Bill of Sale and Personal Property Agreement dated the date of the sale of the Pollution Control Assets by the Company to the Pollution Control Lessor pursuant to the Pollution Control Assets Purchase Agreement between the Company and the Pollution Control Assets Lessor.

                  "Pollution Control Assets Event of Default" has the meaning stated in Section 9.01.

                  "Pollution Control Assets Guarantor" means Internationale Nederlander Bank, a banking institution organized under the laws of The Netherlands.

                  "Pollution Control Assets Lease" means the Lease Agreement dated as of December 15, 1994 between the Company and the Pollution Control Assets Lessor.

                  "Pollution Control Assets Lease Documents" means the Pollution Control Assets Bill of Sale, the Pollution Control Assets Lease, the Pollution Control Assets Purchase Agreement, the Security Agreement and the Deed of Pledge.

                  "Pollution Control Assets Lessor" means Esbelto B.V., a limited liability company organized under the laws of The Netherlands, and any successor or assignee thereof under the Pollution Control Assets Lease Documents.

                  "Pollution Control Assets Purchase Agreement" means the Asset Purchase Agreement dated November 28, 1994 between the Company and the Pollution Control Assets Lessor.

                  "Security Agreement" means the Security Agreement dated as of December 15, 1994 between the Pollution Control Assets Lessor and the Company.


                                  ARTICLE TWO

                   AMENDMENT TO SECTION 6.01 OF THE INDENTURE

                  SECTION 2.01. The second paragraph of section 6.01 of the Indenture is hereby amended by deleting the word "and" where it appears in paragraph F thereof; replacing the period at the end of paragraph G thereof with "; and"; and by adding at the end of such section a paragraph H reading as follows:

                  "H. notwithstanding any other provision of this Indenture, to sell the Pollution Control Assets to the Pollution Control Assets Lessor pursuant to the Pollution Control Assets Purchase Agreement and lease such Pollution Control Assets back from the Pollution Control Assets Lessor pursuant to the Pollution Control Assets Lease; and in such case the Pollution Control Assets shall, for all purposes of this

                  Indenture, continue to be treated as if they continued to be owned by the Company, and therefore, among other things, the Pollution Control Assets shall continue to constitute Bondable Property, shall not be considered "Retired" solely by reason of such transaction, and no cash need be deposited with the Trustee in respect of such transaction."


                                 ARTICLE THREE

                  AMENDMENT TO SECTION SEVEN OF THE INDENTURE

                  SECTION 3.01. Article Seven of the Indenture is hereby amended by adding at the end thereof an additional Section 7.05A reading as follows:

                                   "To the extent that any Trust Moneys consist
                           of proceeds of insurance upon, or payable in consequence of destruction damage to, that portion of the Trust Estate consisting of the Pollution Control Assets, they may be withdrawn by the Company and shall be paid by the Trustee upon Company Request to the Pollution Control Assets Lessor or its designee, upon receipt by the Trustee of the following:

                           A. An Officers' Certificate, dated not more than 30 days prior to the date of the Application for the withdrawal and payment of such Trust Moneys and signed also in the case of the following clauses (2), (3), and (4) by an Engineer or Appraiser, setting forth in substance as follows:

                                   (1)      an amount is, or with an election
                                            which shall be made by the Company,
                                            will be, due and payable to the
                                            Pollution Control Assets Lessor
                                            under the Pollution Control Assets
                                            Lease in respect of such destruction
                                            of or
                                            damage to the Pollution Control
                                            Assets and the amount of the request
                                            for withdrawal of Trust Moneys to
                                            which such Officer's Certificate
                                            relates does not exceed such amount;

                                   (2)      the amount of Trust Moneys
                                            to be withdrawn pursuant to such
                                            Company Request is not more than the
                                            difference of (a) the amount of
                                            proceeds of insurance received in
                                            consequence of such destruction of
                                            or damage to the Pollution Control
                                            Assets which has theretofore been
                                            deposited with the Trustee, minus
                                            either (b) if the Pollution Control
                                            Assets are not to be repaired or
                                            replaced, the difference between (i)
                                            the fair value in the opinion of
                                            said Engineer or Appraiser of the
                                            Pollution Control Assets immediately
                                            prior to the destruction or damage
                                            giving rise to the receipt of the
                                            proceeds of insurance, minus (ii)
                                            the fair value in the opinion of
                                            said Engineer or Appraiser of the
                                            Pollution Control Assets at the date
                                            of such Officers' Certificate or (c)
                                            if the Pollution Control Assets are
                                            to be repaired or replaced, the cost
                                            of repair or replacement as
                                            estimated by such Engineer or
                                            Appraiser;

                                   (3)      whether (a) the aggregate of the
                                            amount of Trust Moneys to be
                                            withdrawn in accordance with such
                                            Application and the fair value of
                                            all Trust Moneys, withdrawn pursuant
                                            to this third paragraph of this
                                            Section 7.05 or securities or other
                                            property released pursuant to
                                            Section 6.02 since the commencement
                                            of the then current calendar year
                                            (as previously certified to the
                                            Trustee in connection with
                                            withdrawals or releases) is 10% or
                                            more of the aggregate principal
                                            amount of all Bonds at the time
                                            Outstanding, and whether said amount
                                            of Trust Moneys to be withdrawn is
                                            at least

                                            $25,000 and at least 1% of the
                                            aggregate principal amount of all
                                            Bonds at the time Outstanding, or
                                            (b) the amount of the Trust Moneys
                                            to be withdrawn in accordance with
                                            such Application's is more than
                                            $1,000,000;

                                   (4) that, in the opinion of the signers, the proposed withdrawal will not impair the security under this Indenture in contravention of the provisions hereof;

                                   (5)      that no Event of Default exists; and

                                   (6) that all conditions precedent herein provided for relating to such withdrawal and payment have been complied with.

                        If the facts specified in either subclause (a) or (b) of
                       clause (3) above are present, such Officer's Certificate sh&U be accompanied by a certificate of an Independent Engineer or Independent Appraisal, dated not more than 30 days prior to the date of the Application for withdrawal and payment of Trust Moneys, to the effect set forth in clauses (2) and (4) above. Upon compliance with the foregoing provisions of this Section, the Trustee shall pay on Company Request an amount of Trust Moneys of the character aforesaid equal to the amount stated in such Officer's Certificate."


                                  ARTICLE FOUR

                  AMENDMENTS TO ARTICLE NINE OF THE INDENTURE

                  SECTION 4.01. Section 9.01 of the Indenture is hereby amended by adding at the end thereof a new paragraph reading as follows:

                  "POLLUTION CONTROL ASSETS EVENT OF DEFAULT" wherever used herein shall mean:

                  (1) the assets and equipment subject to the Pollution Control Assets shall not be conveyed to the Company in accordance with Section 19.7 of the Pollution Control Assets Lease by February 1, 2005 (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decrees or regulation of any administrative or governmental body); or

                  (2) (i) The Pollution Control Assets Lessor or the Pollution Control Assets Guarantor shall (A) commence a voluntary case or other proceeding seeking bankruptcy (in the Netherlands, "Faillisement") moratorium of debts (in The Netherlands, "Surseance van Betaling") liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or (B) consent to any such relief or to the appointment of or taking Possession by any such official in any voluntary case or other proceeding commenced against it, or (C) admit in writing its inability to pay its debts generally as they come due, or (D) make a general assignment for the benefit of creditors, or (E) take any corporate action to authorize any of the foregoing; or

                  (ii) An involuntary case or other proceeding shall be commenced against and/or a petition to that effect has been filed against the Pollution Control Assets Lessor or the Pollution Control Assets Guarantor with a court of competent jurisdiction seeking liquidation, reorganization, bankruptcy (in The Netherlands, "Faillisement") or moratorium of debt (in The Netherlands, "Surseance van Betaling") or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official and such involuntary case of other proceeding shall remain undismissed and unstayed for a period of 10 days if such filing shall be made in The Netherlands, or 60 days if such filing shall be made other than in The Netherlands.

                  SECTION 4.02. Section 9.04. of the Indenture is hereby amended by adding at the end thereof a new paragraph reading as follows:

                  "In case a Pollution Control Assets Event of Default shall occur and be continuing, the Trustee, in its discretion, may, subject to the provisions of Section 9.16, exercise any of the remedies provided in clauses A or B of the preceding paragraph of this Section 9.04 in order to cause title to the assets and equipment subject to the Pollution Control Assets Lease to be vested in the Company, free of all Lessor's Liens (as defined in the Pollution Control Assets Lease). The exercise of such remedies set forth in the first paragraph of this Section 9.04 shall be the exclusive remedies of the Trustee for the occurrence of a Pollution Control Assets Event of Default.

                  SECTION 4.03. Section 9.05 of the Indenture is hereby amended by adding at the end thereof a new paragraph reading as follows:

                  "Notwithstanding the preceding provisions of this Section 9.05, upon any sale of any of the Trust Estate constituting assets or equipment then subject to the Pollution Control Assets Lease solely in consequence of a Pollution Control Assets Event of Default, whether made under the power of sale hereby given or pursuant to judicial proceeding, to the extent permitted by law, the provisions of clause A of the first paragraph of this Section 9.05 shall not apply."

                  SECTION 4.04. Section 9.07 of the Indenture is hereby amended by adding at the end thereof a new paragraph reading as follows:

                  "Notwithstanding the preceding provisions of this Section 9.07, any proceeds of any sale conducted pursuant to the last paragraph of
Section 9.04 in consequence of a Pollution Control Assets Event of Default (after deducting the costs and expenses of such sale, including a reasonable compensation to the Trustee, its agents and counsel, and any taxes, assessments or dens prior to the lien of this Indenture, except any thereof subject to which such sale shall have been made), whether made under any power of sale herein granted or pursuant to judicial proceedings, shall be applied:

                  A. FIRST: to the payment of all undeducted amounts due the Trustee under Section 10.07; and

                  B. SECOND: to the Company if it shall be the purchaser of the assets and equipment subject to the Pollution Control Assets Lease in such sale, and otherwise to the Trustee to be held as Trust Moneys."


                                  ARTICLE FIVE

                             PURCHASE OPTION UNDER

                         POLLUTION CONTROL ASSETS LEASE

                  SECTION 5.01. The Company hereby covenants that, if it shall not have previously acquired all of the Pollution Control Assets Lessor's right, title and interest in the Pollution Control Assets pursuant to any of the options set forth in the Pollution Control Assets Lease, it will exercise its purchase option set forth in Section 19.2 of the Pollution Control Assets Lease to acquire all of the Pollution Control Assets Lessor's right, title and interest in the Pollution Control Assets on the tenth anniversary of the commencement of the term of such Lease.


                                  ARTICLE SIX

                               POWER OF ATTORNEY

                  SECTION 6.01. The Company does hereby irrevocably constitute and appoint the Trustee as the true and lawful attorney-in-fact, coupled with an interest, of the Company to exercise the Company's options set forth in Section 19 of the Pollution Control Assets Lease to purchase the Pollution Control Assets as permitted thereby, and to perform any obligations of the Company related to such exercise of such purchase options; PROVIDED, HOWEVER, that the Trustee shall have no obligation whatsoever to exercise any of such powers hereby conferred. The Company agrees that any amounts expended by the Trustee pursuant to the Limited power of attorney made pursuant to this Section, shall be considered expenses, disbursements and advances by the Trustee under Section
10.07 of the Indenture.


                                 ARTICLE SEVEN

                                 MISCELLANEOUS

                  SECTION 7.01. This Fourth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture, and shall form a part thereof, and the Original Indenture, as heretofore supplemented and as hereby supplemented, is hereby confirmed. All capitalized terms used in this Fourth Supplemental Indenture, unless otherwise defined herein, shall be taken to have the same meanings as in the Original Indenture.

                  SECTION 7.02. All recitals in this Fourth Supplemental Indenture are made by the Company only and not by the Trustee; and all of the provisions contained in the Original Indenture, in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

                  SECTION 7.03. Whenever in this Fourth Supplemental Indenture any of the parties hereto is named or referred to, this shall, subject to the provisions of Articles Ten and Twelve of the Original Indenture, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Fourth Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee shall, subject as aforesaid, bind and


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inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

                  SECTION 7.04. Nothing in this Fourth Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any separate trustee or co-trustee appointed under
Section 10.14 of the Original Indenture and the Holders of Outstanding Secured Bonds, any benefit or any legal or equitable right, remedy or claim under this Fourth Supplemental Indenture.

                  SECTION 7.05. This Fourth Supplemental Indenture may be executed in several counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts, or as many of them as the Company and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.

                  SECTION 7.06. Although this Fourth Supplemental Indenture is dated for convenience and for the purpose of reference as of December 15, 1994, the actual date or dates of execution by the Company and by the Trustee are as indicated by their respective acknowledgements hereto annexed.

                  SECTION 7.07. To the extent permitted by applicable law, this Fourth Supplemental Indenture shall be deemed to be a Security Agreement and Financing Statement whereby the Company grants to the Trustee a security interest in all of the Trust Estate that is personal property or fixtures under the Uniform Commercial Code, as adopted or hereafter adopted in one or more of the states in which any part of the properties of the Company are all situated. The mailing address of the Company, as debtor, is Post Office Box 2310, Glen Allen, Virginia, 23058-2310, and the mailing address of the Trustee, as secured party, is Crestar Bank, Post Office Box 2665, Richmond, Virginia 23261-6665.

                  SECTION 7.08. By its execution and delivery of this Fourth Supplemental Indenture, the Trustee sets forth its determination that in the Trustee's reasonable judgment, the changes to the Indenture made by this Fourth Supplemental Indenture will not materially and adversely affect the rights of the Holders.


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                  IN WITNESS WHEREOF, the parties hereby have caused this Third supplemental Indenture to be duly executed as of the day and year first above written.


Company:                                    OLD DOMINION ELECTRIC COOPERATIVE,
Innsbrook Corporate Center                   a Virginia power supply cooperative
4201 Dominion Boulevard
Glen Allen, Virginia 23060


                                            By:     /s/ Robert N. Cleveland
                                               --------------------------------
                                            Name:
                                            Title:



Trustee:                                    CRESTAR BANK,
919 East Main Street                         a Virginia banking corporation
Corporate Trust Department
Richmond, Virginia 23219

                                            By:  /s/ Catherine S. Boyle
                                               --------------------------------
                                            Name:  Catherine S. Boyle
                                            Title: Vice President




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STATE NEW YORK                      )
                                    )  ss.
COUNTY OF NEW YORK                  )



         The foregoing instrument was acknowledged before me this 30th day of December 1994, by Robert N. Cleveland , President & CEO of Old Dominion Electric Cooperative, a Virginia power supply cooperative, in behalf of said association.




                                            /s/  Christine Dionne
                                            ---------------------
                                            Notary Public



(Notarial Seal)



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                                ACKNOWLEDGEMENT


STATE OF VIRGINIA                   )
                                    ) TO-WIT:
CITY OF RICHMOND                    )

         The foregoing instrument was acknowledged before me this 30th day of December, 1994 by Catherine S. Boyle , a Vice President of CRESTAR BANK, a Virginia banking corporation, on behalf of said corporation.


                                                              /s/  Bonnie McNeal
                                                              ------------------
                                                              Notary Public


My Commission expires:  8/31/98



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